UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: September 4, 2020

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA     94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01—Entry into a Material Definitive Agreement.

On September 4, 2020, NovaBay Pharmaceuticals, Inc. (the “Company”) entered into a First Amendment (the “First Amendment”) to that certain Services Agreement, dated May 13, 2020 (the “Agreement”), with TLF Bio Innovation Lab, LLC (“TLF Bio Innovation”), as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2020. All terms used herein and not otherwise defined have the meanings prescribed to them in the First Amendment.

Pursuant to the First Amendment, the Company and TLF Bio Innovation have agreed to amend certain provisions of the Agreement primarily related to the Equity Awards, and the related milestones and revenue/profitability metrics to receive such Equity Awards, as consideration for TLF Bio Innovation’s services of acting as the product manager for the Company’s re-launch of CelleRx (the “Product”). Per the terms of the First Amendment, TLF Bio Innovation will be eligible for warrants exercisable for up to 2,000,000 shares of common stock. Within the warrants exercisable for up to an aggregate 2,000,000 shares of common stock, TLF Bio Innovation will be eligible for warrants exercisable for up to 500,000 shares of common stock upon the completion of certain relaunch milestones if on or before October 31, 2020, with such equity grant reduced and/or forfeited if the relaunch milestones are completed after October 31, 2020. The remaining warrants exercisable for up to 1,500,000 shares of common stock include: (1) warrants exercisable for up to 500,000 shares of common stock after the first calendar quarter in which the Product achieves quarterly profitability and the Product’s quarterly net product revenue exceeds certain net product revenue thresholds if achieved on or before March 31, 2021, (2) warrants exercisable for up to 500,000 shares of common stock after the first calendar quarter in which the Product achieves cumulative profitability if achieved on or before September 30, 2021 and (3) warrants exercisable for up to 500,000 shares of common stock after the first calendar quarter in which the Product’s quarterly net product revenue exceeds certain net product revenue thresholds if achieved on or before December 31, 2021. Pursuant to the terms of the First Amendment, the equity grants related to financial profitability can be reduced and/or forfeited if the applicable financial profitability metrics are not achieved on or before the applicable date indicated above.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1  to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1*	First Amendment to Services Agreement, dated September 4, 2020

*     Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets because the confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
Chief Executive Officer and General Counsel

Dated: September 10, 2020